UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 16, 2006
FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	33-64304	81-0331430

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT	59116

(Address of principal executive offices)	(Zip Code)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     First Interstate BancSystem, Inc. (the “Company”) has outstanding a total of 9,500 shares of restricted stock issued to key management personnel pursuant to the Company’s 2004 Restricted Stock Award Plan. Recipients of these awards include the Company’s named executive officers other than the Company’s chief executive officer. Under the original terms of these awards, the restricted stock will vest if the Company achieves specified financial performance criteria for the year ending December 31, 2006 and the recipient of the award continues to be employed by the Company on April 1, 2007.
     On November 16, 2006, the Board of Directors of the Company passed a resolution, based upon the recommendation by the Compensation Committee of the Board, wherein the Board deemed that the performance criteria originally included in the restricted stock awards had been met. The effect of this action by the Board was to modify and accelerate the vesting of the restricted stock awards with respect to the performance criteria. Vesting of the restricted stock awards continues to be subject to fulfillment of the employment condition.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 21, 2006

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer